EXHIBIT 10.13

TERMINATION AND REINSTATEMENT AGREEMENT

This Termination and Reinstatement Agreement, dated this 9th day of June, 1999, by and between Emory University, a Georgia non-profit corporation (“Emory”) and PHARMASSET, Ltd., a Barbados corporation (“PHARMASSET”).

WITNESSETH:

WHEREAS, the parties hereto entered into that certain License Agreement, dated as of December 8, 1998, whereby Emory licensed to PHARMASSET “Enantiomerically Enriched FTC” as defined therein, and in which Emory warranted and represented to PHARMASSET that its entering into such License Agreement would not constitute a breach of any other agreement to which Emory is party, a copy of which License Agreement is attached as Exhibit I hereto (the “License Agreement”);

WHEREAS, prior to the effective date of the License Agreement, PHARMASSET executed and delivered to Emory a letter agreement in the form attached as Exhibit 2 by the terms of which PHARMASSET agreed to be bound by the terms of Section 2.7(b) of that certain License Agreement by and between Emory and Triangle Pharmaceuticals, Inc. (“Triangle”), dated April 17, 1996 (“Triangle License”), which letter was intended by the parties hereto to be delivered by Emory to Triangle as a condition to the License Agreement, all as provided for in Section 2.7(c) of the Triangle License;

WHEREAS, due to the death of the General Counsel of Emory, the parties hereto are uncertain as to whether said letter agreement was in fact so delivered to Triangle as intended prior to the effective date of the License Agreement; and

WHEREAS, the parties hereto mutually desire to ensure proper and timely delivery of the agreement required by Section 2.7(c) of the Triangle License prior to the effective date of a license of Enantiomerically Enriched FTC by Emory to PHARMASSET.

NOW THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereof acknowledged, the parties hereto hereby agree as follows:

1. The License Agreement be and hereby is terminated, the parties hereto waiving all notices required thereby, and is of no force and effect.

2. Delivered herewith by PHARMASSET to Emory is a newly executed letter agreement, dated the date hereof, whereby PHARMASSET agrees to be bound by the terms of Section 2.7(b) of the Triangle License to the same extent that Emory is so bound (“Letter Agreement”).

3. Emory hereby agrees to deliver the Letter Agreement to Triangle by overnight courier within two (2) business days after the date hereof and to notify PHARMASSET in writing by facsimile transmission of Triangle’s receipt thereof (“Delivery Notice”), Emory agreeing to enter into no license of Enantiomerically Enriched FTC prior to the Effective Date (as defined below).

4. Improvements, if any, in respect of any intellectual property subject to the License Agreement which may have been developed by PHARMASSET from December 8, 1998 through the Effective Date (“Interim Period”) are hereby assigned to Emory and shall be deemed included in “Licensed Technology” under the License Agreement as reinstated pursuant to Section 5 hereof. Emory hereby covenants and agrees not to take any action in law or equity against PHARMASSET in respect of any activities of PHARMASSET relating to any such improvements during the Interim Period.

5. The parties hereto hereby agree that the License Agreement, in the form originally executed by the parties hereto but amended so as to be effective as of a specified date, which shall be the date of receipt by PHARMASSET of the Delivery Notice (“Effective Date”), shall, upon the Effective Date, be automatically reinstated and be in full force and effect, the parties’ execution and delivery hereof constituting the re-execution thereof.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed this 9th day of June, 1999.

EMORY UNIVERSITY

By:	/s/ John L. Temple
Title:	Executive Vice President

PHARMASSET, LTD.

By:	/s/ Martin K. Pritchard
Title:	Director

By:	/s/ Raymond F. Schinazi
Title:	Director

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